                                                                   EXHIBIT 10.11


                             INTERCREDITOR AGREEMENT


         INTERCREDITOR AGREEMENT ("Agreement") dated as of March 24, 2000, by and among DEUTSCHE FINANCIAL SERVICES CORPORATION, a Nevada corporation ("DFS"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), in its capacity as agent for and on behalf of the Lenders ("Lenders") under and as defined in the Credit Agreement (as defined below) (in such capacity, "Agent"), and BALDWIN PIANO & ORGAN COMPANY, a Delaware corporation ("Baldwin").

                                    RECITALS

         WHEREAS, Baldwin and DFS have entered into an Inventory Purchase and Consignment Agreement bearing an effective date of June 30, 1998 (as amended from time to time, the "DFS Consignment Agreement") pursuant to which (i) DFS has agreed to purchase from, and consign back to, Baldwin inventory consisting of musical instruments, including, without limitation, acoustic pianos and grand pianos, which Baldwin has or will in the future loan to certain colleges and universities and to certain concert halls for use by musical artists (the "DFS Consignment Inventory"), and (ii) Baldwin has granted a first priority security interest to DFS in the DFS Consignment Inventory;

         WHEREAS, Baldwin, DFS and Keyboard Acceptance Corporation, a Delaware corporation and a wholly owned subsidiary of DFS ("KAC") have entered into an Accounts Receivable Purchase Agreement and Promissory Note dated as of March 10, 2000 (as amended from time to time, the "DFS Accounts Receivable Purchase Agreement") pursuant to which, among other things, (i) Baldwin has agreed to purchase from KAC all Accounts (as hereinafter defined) of KAC which exceed 120 days past due and are existing as of the Closing Date (as defined in such Agreement) or arise thereafter until the first two years after the Closing Date (the "KAC Accounts"), (ii) Baldwin has agreed to purchase the Merchandise (as hereinafter defined) of KAC that was repossessed prior to the Closing Date (the "KAC Repossessed Merchandise"), (iii) DFS has agreed to finance such purchases on the terms set forth therein, and (iv) Baldwin has agreed to secure such financing by, among other things, granting to DFS a first priority security interest in the KAC Accounts and KAC Repossessed Merchandise;

         WHEREAS, pursuant to the Credit Agreement dated as of the date hereof among Borrower, the other credit parties signatory thereto, the lenders party thereto and GE Capital, as Agent for and on behalf of the lenders signatory thereto (as amended from time to time, the "Credit Agreement"), and the Security Agreement and other Collateral Documents (each as defined in the Credit Agreement and, together with each other document executed in connection with the Credit Agreement, as amended from time to time, collectively, the "Loan Documents"), Baldwin, Baldwin Piano and Organ Company (Canada) Limited ("Baldwin Canada") and certain other subsidiaries of Baldwin have granted Agent a security interest in all their respective assets, including, without limitation, KAC Accounts and KAC Repossessed Merchandise (collectively, the "Collateral"; all Collateral other than the DFS Assets, as defined below, is hereafter referred to as the "Agent Collateral");

         WHEREAS, DFS is unwilling to purchase any DFS Consignment Inventory from Baldwin or finance Baldwin's purchase of KAC Accounts and KAC Repossessed Merchandise unless Agent acknowledges DFS's title in, and subordinates its security interest in, the DFS Consignment Inventory, KAC Accounts and KAC Repossessed Merchandise and all Cash and Non-Cash Proceeds thereof in accordance with the terms provided herein; and

         WHEREAS, Agent and Lenders are unwilling to enter into the Credit Agreement and the other Loan Documents unless DFS enters into this Intercreditor Agreement defining DFS' and Agent's rights with respect to certain Collateral.

         NOW, THEREFORE, in order to induce DFS to purchase inventory from Baldwin from time to time and to finance Baldwin's purchase of KAC Accounts and KAC Repossessed Merchandise, and to induce Agent and Lenders to enter into the Credit Agreement and the other Loan Documents, Agent and DFS hereby agree as follows:

         1. For purposes hereof, the following terms shall have the following meanings:

         "Accounts" means all accounts, accounts receivable, other receivables, contract rights, general intangibles, chattel paper, financial instruments, documents, insurance proceeds and agreements of KAC, whether now owned or hereafter acquired by KAC, wherever located, arising out of the sale of Merchandise by Baldwin, and/or Eligible Dealers, together with all of the instruments and account documentation evidencing the same, and all rights as to any Merchandise, goods, or other property which is represented thereby or is security or collateral therefor, and all guaranties, claims, security interests or other security held by or granted to KAC to secure payment by any Person with respect thereto, including, without limitation, deferred payment contracts, rental/purchase agreements, retail installment contracts, security agreements, purchase money chattel mortgages, conditional sales contracts, chattel paper, and other consumer accounts receivable granted as collateral to secure such payments.

         "Cash and Non-Cash Proceeds" means and includes, (i) all returns, repossessions, exchanges, substitutions, replacements, attachments, parts, accessories, (ii) all accessions to, and all contract rights, chattel paper, security agreements, instruments, reserves, documents, and (iii) and all products and proceeds of sale, lease, rental, foreclosure, liquidation or other disposition of any tangible or intangible assets of Baldwin, including without limitation, the DFS Consignment Inventory, KAC Accounts, KAC Repossessed Merchandise, as applicable, including, without limitation, all accounts, deposit accounts and other general intangibles realized upon such sale, lease, rental, foreclosure, liquidation or other disposition and all insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all such assets of Baldwin.

         "Eligible Dealers" means dealers that KAC does business with for which Accounts are generated, irrespective of whether such dealership is owned by Baldwin.

         "Merchandise" means those new goods, including, but not limited to, pianos, electronic pianos, organs, electronic organs, musical instruments, and accessories sold in conjunction therewith, and delivery and set-up services sold in connection therewith, which goods are customarily manufactured or assembled by or for Baldwin and/or sold at retail by Baldwin or Eligible Dealers to the general public, including religious and other organizations and public authorities. Merchandise shall include (i) items taken as trade-ins in connection with the sale of Merchandise, (ii) items sold in connection with Accounts, repossessed by Baldwin, KAC or Eligible Dealers and subsequently offered for resale to retail buyers, and (iii) items manufactured by Persons other than Baldwin but which are sold at retail by Baldwin, or Eligible Dealers to the general public.

         2. Agent agrees that, as between Agent and DFS, DFS has title in and to all current and future DFS Consignment Inventory that DFS now or hereafter purchases from Baldwin under the terms of the DFS Consignment Agreement (except to the extent that DFS later sells such DFS Consignment Inventory back to Baldwin or to any other party), and, to the extent segregated and not commingled with the Agent Collateral, all Cash and Non-Cash Proceeds therefrom (collectively "Purchased Consignment Assets"). Agent also hereby unconditionally subordinates to DFS all right, title and security interest which Agent may presently have or which it may hereafter acquire under the Loan Documents in and to the Purchased Consignment Assets, whether now or hereafter owned, acquired, existing or arising, in each case provided that the Cash and Non-Cash Proceeds therefrom are segregated and not commingled with the Agent Collateral.

         3. Agent agrees that, if segregated and not commingled with the Agent Collateral, DFS has a first priority security interest in and to all current and future KAC Accounts that Baldwin now or hereafter purchases from DFS or KAC under the terms of the DFS Accounts Receivable Purchase Agreement, and all Cash and Non-Cash Proceeds therefrom (collectively "KAC Account Assets"). Agent also hereby unconditionally subordinates to DFS all right, title and security interest which Agent may presently have or which it may hereafter acquire under the Loan Documents in and to the KAC Account Assets, whether now or hereafter owned, acquired, existing or arising, in each case provided such KAC Account Assets are segregated and not commingled with the Agent Collateral.

         4. Agent agrees that, if segregated and not commingled with the Agent Collateral, DFS has a first priority security interest in and to all current and future KAC Repossessed Merchandise that Baldwin now or hereafter purchases from DFS or KAC under the terms of the DFS Accounts Receivable Purchase Agreement, and all Cash and Non-Cash Proceeds therefrom (collectively "KAC Repossessed Merchandise Assets", and, together with the Purchased Consignment Assets, and the KAC Account Assets, the "DFS Assets"). Agent also hereby unconditionally subordinates to DFS all right, title and security interest which Agent may presently have or which it may hereafter acquire under the Loan Documents in and to the KAC Repossessed Merchandise Assets, whether now or hereafter owned, acquired, existing or arising, in each case provided such KAC Account Assets are segregated and not commingled with the Agent Collateral.

         5. DFS agrees that Agent has a superior right and security interest in and to, among other things, all accounts, inventory, contract rights, chattel paper, security agreements, instruments, deposit accounts, reserves, documents, general intangibles and all other Agent Collateral of Baldwin, whether now owned or hereafter acquired, and Cash and Non-Cash proceeds therefrom, except, and specifically excluding therefrom, the DFS Assets which are segregated and not commingled with any Agent Collateral. If any DFS Assets or proceeds thereof are commingled with any Agent Collateral, DFS agrees that, until all obligations under the Loan Documents are indefeasibly paid and satisfied in full, DFS shall not take or initiate any enforcement, foreclosure or other collection action with respect to such commingled assets.

         6. Baldwin agrees that no later than thirty (30) days after the date hereof, Baldwin shall establish separate deposit accounts at one or more banks reasonably acceptable to DFS (the "Deposit Accounts") into which Baldwin shall thereafter deposit any and all Cash and Non-Cash Proceeds consisting of cash proceeds received by Baldwin arising out of or related to the DFS Consignment Inventory, KAC Accounts and KAC Repossessed Merchandise, it being understood and agreed that, with respect to the cash proceeds arising out of or relating to the KAC Accounts, Baldwin shall be deemed to have complied with the provisions of this Section 6 to the extent DFS and/or KAC continue to act as collection agent for such KAC Accounts pursuant to the terms of the DFS Accounts Receivable Purchase Agreement.

         7. This Agreement shall constitute a continuing agreement of subordination. The priority granted to any party hereunder is enforceable regardless of the time or order of attachment or perfection of security interests.

         8. This Agreement shall be binding on, and shall inure to the benefit of, the successors and assigns of DFS and Agent. Agent hereby represents and warrants to DFS that Agent has not heretofore assigned, transferred, subordinated or terminated any of Agent's right, title or security interest in or to any of the DFS Assets. This Agreement may not be amended or modified except in a writing signed by DFS and Agent. This Agreement is not intended, nor shall it be deemed, to directly or indirectly benefit any person or entity that is not a party hereto. This Agreement shall be governed by the laws of the State of New York without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the duly authorized representatives of Agent, DFS and Baldwin have executed this Agreement as of the date set forth above.

                                             GENERAL ELECTRIC CAPITAL
                                             CORPORATION, as Agent



                                             By: /s/ CHARLES CHIODO
                                                --------------------------------
                                                Charles Chiodo
                                                Its Duly Authorized Signatory

                                             DEUTSCHE FINANCIAL SERVICES
                                             CORPORATION



                                             By: /s/ RICHARD ENDICOTT
                                                --------------------------------
                                             Print Name: Richard Endicott
                                             Title: Vice President

                                             BALDWIN PIANO & ORGAN COMPANY



                                             By: /s/ DUANE KIMBLE
                                                --------------------------------
                                             Print Name: Duane Kimble
                                             Title: Executive Vice President and
                                             Chief Financial Officer